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                                                       Exhibit 16

Deloitte.                                    Deloitte & Touche LLP
                                             1100 Carillon Building
                                             227 West TradeStreet
                                             Charlotte, NC 28202
                                             USA

                                             Tel: +1 704 887 1500
                                             Fax: +1 704 887 1570
                                             www.deloitte.com



November 16, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read Item 4 of Air T, Inc.'s Form 8-K dated November 10,
2004, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP












                                             Member of
                                             Deloitte Touche Tohmatsu
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